Exhibit 10.4

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[*]”) in this exhibit.***

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of [•], 2023, is entered into by and among VinFast Auto Ltd. (Company Registration No. 201501874G), a Singapore public company limited by shares (the “Company”), Black Spade Acquisition Co, a Cayman Islands exempted company (“BSAQ”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated as of July 15, 2021, by and between BSAQ and the Warrant Agent, a copy of which is attached hereto as Annex A. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, as of the date hereof and pursuant to the Existing Warrant Agreement, BSAQ issued (a) [8,449,991] Public Warrants, and (b) [6,380,000] Private Placement Warrants to Sponsor;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreements;

WHEREAS, the Company, Nuevo Tech Limited, a Cayman Islands exempted company with limited liability and a wholly-owned direct subsidiary of the Company (“Merger Sub”), and BSAQ entered into the Business Combination Agreement on May 12, 2023, (as amended and supplemented, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into BSAQ (the “Merger”), with BSAQ surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement, including the Merger, will constitute a Business Combination as defined in the Existing Warrant Agreement;

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement and Section 3.06 of the Business Combination Agreement, the Warrants will no longer be exercisable for Class A ordinary shares of BSAQ, par value $0.0001 per share, but instead exchanged for a warrant to subscribe for one Company ordinary share (“Company Warrant”) and the Company Warrants will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement, as amended hereby) for ordinary shares in the capital of the Company (the “Company ordinary shares”);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, BSAQ desires to assign to the Company, and the Company desires to assume, all of BSAQ’s rights, interests and obligations under the Existing Warrant Agreement;

WHEREAS, Section 9.8(ii) of the Existing Warrant Agreement provides that all parties to the Existing Warrant Agreement may amend the Existing Warrant Agreement without the consent of any Registered Holder to provide for the delivery of an Alternative Issuance (as defined in the Existing Warrant Agreement) pursuant to Section 4.4 of the Existing Warrant Agreement; and

WHEREAS, as a result of this Agreement, each Warrant will be exchanged for a warrant for one Company ordinary share pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by this Agreement).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

1. Assignment and Assumption; Consent.

1.1. Assignment and Assumption. As of and with effect on and from the effective time of the Merger (the “Merger Effective Time”), BSAQ hereby assigns to the Company all of BSAQ’s right, title and interest in and to the Existing Warrant Agreement; and the Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of BSAQ’s liabilities and obligations under the Existing Warrant Agreement arising on, from and after the Merger Effective Time. As a result of the preceding sentence, each Warrant outstanding immediately prior to the Merger Effective Time, which was exercisable for one Class A ordinary shares of BSAQ, will be exchanged for a warrant for one Company ordinary share pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by this Agreement).

1.2. Consent. The Warrant Agent hereby consents to (a) the assignment of the Existing Warrant Agreement by BSAQ to the Company and the assumption of the Existing Warrant Agreement by the Company from BSAQ, in each case pursuant to Section 1.1, and (b) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Merger Effective Time.

2. Amendment of Existing Warrant Agreement. Effective as of the Merger Effective Time, the Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 (a) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement and (b) are to provide for the Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement (in connection with the Merger and the other transactions contemplated by the Business Combination Agreement).

2.1. References Change.

2.1.1. “Agreement” or “Warrant Agreement”. Each reference to “this Agreement,” “Warrant Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Existing Warrant Agreement (including all exhibits thereto) shall, from and after the effectiveness of this Agreement, refer to the Existing Warrant Agreement as amended by this Agreement. Notwithstanding the foregoing, references to the date of the Existing Warrant Agreement and references in the Existing Warrant Agreement to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to July 15, 2021.

2.1.2. “Business Combination”. All references to “Business Combination” in the Existing Warrant Agreement (including all exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all exhibits thereto) shall be references to the Closing (as defined in the Business Combination Agreement).

2.1.3. “Company”. All references to the “Company” in the Existing Warrant Agreement (including all exhibits thereto) shall be references to (a) prior to the Merger Effective Time, BSAQ, and (b) from and after the Merger Effective Time, the Company.

2.2. Other Amendments.

2.2.1. Company ordinary shares. All references to “Class A ordinary shares” in the Existing Warrant Agreement (including all exhibits thereto) are hereby deleted and replaced with “ordinary shares” and all such references shall be references to (a) prior to the Merger Effective Time, Class A ordinary shares of BSAQ, par value $0.0001 per share, and (b) from and after the Merger Effective Time, ordinary shares of the Company.

2.2.2. Physical Certificates. The reference to “Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or other principal officer of the Company.” in subsection 2.3.1 of the Existing Warrant Agreement is hereby deleted and replaced with “Physical certificates shall be signed by, or bear the facsimile signatures of, a Director and a second Director or the Secretary of the Company.”.

2.2.3. Constitution. The reference to “amended and restated memorandum and articles of association (as amended from time to time, the “Articles”)” in Section 3.2 of the existing Warrant Agreement is hereby deleted and replaced with “constitution (as amended from time to time, the “Constitution”)”, and all references to “Articles” in the existing Warrant Agreement is hereby deleted and replaced with “Constitution”.

2.2.4. SEC Filings. All references to “annual report on Form 10-K” and “current report on Form 8-K” in subsection 3.3.5 of the Existing Warrant Agreement are hereby deleted and replaced with “annual report on Form 20-F” and “current report on Form 6-K”, respectively. The reference to “quarterly report on Form 10-Q” in subsection 3.3.5 of the Existing Warrant Agreement is hereby deleted. The reference to “Current Report on Form 8-K” in Section 4.4 of the Existing Warrant Agreement is hereby deleted and replaced with “current report on Form 6-K”.

2.2.5. Valid Issuance. The reference to “All Class A ordinary shares issued upon the proper exercise of a Warrant in conformity with this Agreement and the Articles shall be validly issued, fully paid and non-assessable” in subsection 3.3.3 of the Existing Warrant Agreement is hereby deleted and replaced with “All ordinary shares issued upon the proper exercise of a Warrant in conformity with this Agreement and the Constitution shall be properly and validly issued and allotted and are fully paid or credited as fully paid”.

2.2.6. Share Splits. All references to “split-up” in subsection 4.1.1 of the Existing Warrant Agreement are hereby deleted and replaced with “share split”.

2.2.7. Rights Issue. All references to “rights offering” in subsection 4.1.1 of the Existing Warrant Agreement are hereby deleted and replaced with “rights issue”.

2.2.8. Aggregation of Shares. All references to “reverse share split” in Section 4.2 of the Existing Warrant Agreement are hereby deleted.

2.2.9. Par Value. The references to “or that solely affects the par value of such Class A ordinary shares)” and “In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.” in Section 4.4 of the Existing Warrant Agreement are hereby deleted.

2.2.10. No Adjustment. Section 4.9 of the Existing Warrant Agreement is hereby deleted.

2.2.11. Reservation of Class A Ordinary Shares. Section 7.3 of the Existing Warrant Agreement is hereby deleted.

2.2.12. Exclusions. The reference to “nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class A ordinary shares to be issued pursuant to this Agreement or any Warrant or as to whether any Class A ordinary shares shall, when issued, be valid and fully paid and non-assessable” in subsection 8.4.3 is hereby deleted and replaced with “nor shall it by any act hereunder be deemed to make any representation or warranty as to the allotment and issuance of any ordinary shares pursuant to this Agreement or any Warrant or as to whether any ordinary shares shall, when issued, be properly and validly issued and allotted and is fully paid or credited as fully paid”.

2.2.13. Correction of Typographical Errors.

(a) Section 6.1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Redemption of Warrants When the Price per Ordinary Share Equals or Exceeds $18.00. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price (as defined below) of $0.01 per Warrant, provided that the Reference Value (as defined below) has been at least $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and provided that there is an effective registration statement covering the Company ordinary shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.2 below).”

(b) Section 6.3 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants pursuant to Section 6.1 or Section 6.2, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Public Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, (i) “Redemption Price” shall mean the price per Warrant at which any Warrants are redeemed pursuant to Sections 6.1 or 6.2 and (ii) “Reference Value” shall mean the last reported sales price of the Company ordinary shares for any twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given.”

2.2.14. Company’s Officers. The reference to “the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or Chairman of the Board of the Company” in subsection 8.4.1 of the Existing Warrant Agreement is hereby deleted and replaced with “the Chairman of the Board or Chief Executive Officer”.

2.2.15. Notices. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

VinFast Auto Ltd

61 Robinson Road, #06-01, 61 Robinson Road, Singapore 068893

Attention:     The Chief Executive Officer

                       David Thomas Mansfield

Email:         ceo@vinfastauto.com, cn-cn@vingroup.net, v.davidtm@vinfast.vn

With a copy to:

Latham & Watkins LLP

9 Raffles Place, #42-02 Republic Plaza, Singapore 048619

Attention: Sharon Lau

                  Stacey Wong

Email: Sharon.Lau@lw.com

            Stacey.Wong@lw.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attention: Compliance Department”

2.2.16. Exhibit B. Exhibit B (Form of Warrant Certificate) annexed to the Existing Warrant Agreement is hereby deleted and replaced with Exhibit A (Form of Warrant Certificate) annexed to this Agreement.

3. Miscellaneous Provisions.

3.1. Effectiveness of the Agreement. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and the immediate subsequent occurrence of the Closing (as defined in the Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, BSAQ or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3. Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.4. Appointment of Agent for Service of Process. The Company will at all times have an authorized agent in the City of New York to receive on its behalf service of any and all process, notices or other documents that may be served in any suit, action or proceeding arising out of or relating to the Warrants, the Existing Warrant Agreement or this Agreement. Service of process upon such agent shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. The Company hereby appoints Cogency Global Inc. as its agent for such purpose, and covenants and agrees that all service of process in any suit, action or proceeding may be made upon it at the office of such agent at 122 East 42nd Street, 18th Floor, New York, NY 10168. Notwithstanding the foregoing, the Company may, with prior written notice to the Warrant Agent, terminate the appointment of Cogency Global Inc. and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in the City of New York. The Company hereby agrees to take any and all action as may be necessary to maintain the designation and appointment of such agent in full force and effect until the sixth anniversary of the later of (a) the date on which the last outstanding Warrant is exercised and (b) the last occurring Expiration Date.

3.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.6. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.7. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VINFAST AUTO LTD

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BLACK SPADE ACQUISITION CO

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

EXHIBIT A

ANNEX A

EXISTING WARRANT AGREEMENT